UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2025

STAAR Surgical Company

(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25510 Commercentre Drive Lake Forest, California		92630
(Address of principal executive offices)		(Zip Code)

626-303-7902

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	STAA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, on August 4, 2025, STAAR Surgical Company (“STAAR”), Alcon Research, LLC (“Alcon”) and Rascasse Merger Sub, Inc., a wholly owned subsidiary of Alcon (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things and subject to the terms and conditions therein, Merger Sub will merge with and into STAAR, with STAAR surviving the merger as a direct, wholly owned subsidiary of Alcon (such transaction, the “Merger”).

STAAR filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission on September 16, 2025 for the solicitation of proxies in connection with the special meeting of STAAR’s stockholders, to be held on October 23, 2025, to vote upon, among other things, a proposal to adopt the Merger Agreement.

Litigation Related to the Merger

As of October 13, 2025, in connection with the Merger Agreement, two individual lawsuits have been filed by purported stockholders of STAAR, each in the Supreme Court of the State of New York, County of New York, captioned Smith v. STAAR Surgical Company et al., Index No. 655858/2025 (filed October 1, 2025) and Miller v. STAAR Surgical Company et al., Index No. 655880/2025 (filed October 1, 2025) (collectively, the “Complaints”). The Complaints generally allege that the Proxy Statement misrepresents and/or omits certain purportedly material information, and assert violations of New York common law against STAAR and the members of the Board.

The Complaints seek, among other things: an injunction enjoining the consummation of the Merger until a revised proxy statement has been disseminated; rescission or rescissory damages in the event the Merger is consummated; costs of the action, including reasonable plaintiffs’ attorneys’ fees and experts’ fees; and other relief the court may deem just and proper.

In addition to the Complaints, several purported stockholders of STAAR sent demand letters (the “Demands,” and together with the Complaints, the “Matters”) alleging similar deficiencies regarding the disclosures made in the preliminary proxy and the Proxy Statement, as applicable.

STAAR cannot predict the outcomes of the Matters, and notes that additional lawsuits arising out of the Merger or the Proxy Statement may also be filed in the future. While STAAR believes that the Matters are without merit, in order to moot plaintiffs’ disclosure claims and to avoid nuisance, potential expense and delay, and to provide STAAR stockholders with additional information about the Special Meeting and ability of STAAR stockholders to vote thereat, STAAR has determined to voluntarily supplement the Proxy Statement with the below disclosures. Nothing in the below supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein or in the Proxy Statement.

SUPPLEMENT TO PROXY STATEMENT

STAAR is supplementing the Proxy Statement with certain additional information set forth below. These disclosures should be read in connection with the Proxy Statement, which should be read in its entirety. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement. The information contained herein speaks only as of October 13, 2025, unless the information indicates another date applies. For clarity, new text within restated paragraphs from the Proxy Statement is highlighted with bold, underlined text, while deleted text is ~~bold and stricken-through~~.

(1) Supplement to “Litigation Relating to the Merger”

Each of the sections titled “Litigation Relating to the Merger” on pages 5 and 73 of the Proxy Statement is hereby amended and restated as follows:

In connection with the Merger Agreement, two individual lawsuits have been filed by purported stockholders of STAAR, each in the Supreme Court of the State of New York, County of New York, captioned Smith v. STAAR Surgical Company et al., Index No. 55858/2025 (filed October 1, 2025) and Miller v. STAAR Surgical Company et al., Index No. 55880/2025 (filed October 1, 2025) (collectively, the “Complaints”). The

Complaints generally allege that the Proxy Statement misrepresents and/or omits certain purportedly material information, and assert violations of New York common law against STAAR and the members of the Board. The Complaints seek, among other things: an injunction enjoining the consummation of the Merger until a revised proxy statement has been disseminated; rescission or rescissory damages in the event the Merger is consummated; costs of the action, including reasonable plaintiffs’ attorneys’ fees and experts’ fees; and other relief the court may deem just and proper.

In addition to the Complaints, several purported stockholders of STAAR sent demand letters (the “Demands,” and together with the Complaints, the “Matters”) alleging similar deficiencies regarding the disclosures made in the preliminary proxy and the Proxy Statement, as applicable.

STAAR cannot predict the outcomes of the Matters, but believes that the Matters are without merit. If additional similar complaints are filed or demands are received by STAAR, absent new or significantly different allegations, STAAR will not necessarily disclose such additional filings or demands.

(2) Supplements to “Background of the Merger”

The second full paragraph on page 40 of the Proxy Statement is hereby supplemented as follows:

Thereafter, on February 26, 2025, Stephen Farrell, who had previously served as the lead independent director of the Board, was appointed as the Chief Executive Officer of STAAR, and Elizabeth Yeu, M.D. was appointed to serve as Chair of the Board. Following Mr. Farrell’s appointment as Chief Executive Officer, Mr. Frinzi was not involved in any discussions regarding STAAR’s potential transaction with Alcon. On March 18, 2025, STAAR announced the appointment of Deborah Andrews as its Interim Chief Financial Officer.

The following paragraph is added after the fourth full paragraph on page 40 of the Proxy Statement:

On April 7, 2025, a representative of a privately-owned company (“Party C”) emailed Mr. Farrell and Dr. Yeu to express interest in exploring a potential business combination with STAAR. The outreach did not include any proposal on valuation, timing, diligence requirements, financing capability or other transaction terms.

The last paragraph beginning on page 41 of the Proxy Statement is hereby amended and supplemented as follows:

On July 6, 2025, the Board held a meeting to discuss a potential response to Alcon with members of STAAR’s management and representatives of Citi in attendance. Representatives of Citi reviewed their preliminary financial analysis of STAAR with the Board. STAAR’s management discussed preliminary financial analyses it had conducted and indicated it would prepare multi-year financial projections for the Board’s consideration at a future meeting. Management noted that STAAR’s expense profile was improved due to the reductions in operational costs, but that there remained uncertainty regarding the timing and durability of a recovery in refractive procedure volumes in China, which would impact revenue growth scenarios. In addition, the Board considered additional risks and opportunities that could affect STAAR’s standalone business plan, including competitive threats, a potential trade war and related tariff risks, and the potential for price controls in China. The Board then considered whether to solicit indications of interest from other third parties for a potential transaction with STAAR. Representatives of Citi reviewed the likely universe of potential buyers, including Party A and Party C, and provided their views as to the potential challenges such buyers would face. Among other things, the Board considered whether a higher value could be obtained for STAAR stockholders from a third party other than Alcon and whether increased competition could result in more attractive pricing or other improved terms for STAAR from Alcon, as well as potential risks and disruption that could result from exploratory outreaches and potential market rumors, and the terms that could be included in transaction agreement to enable STAAR to achieve the highest value for its stockholders. The Board also discussed how, following the market rumors in July 2024 that STAAR was attracting takeover interest, no potential buyers had approached STAAR. Following discussions with STAAR’s management and representatives of Citi, the Board was of the view that there was unlikely to be a third party who would be able or willing to provide greater value for STAAR’s stockholders on a timeline similar to the timeline Alcon was prepared to pursue to execute definitive agreements. Accordingly, the Board directed STAAR’s management to continue exploratory discussions with Alcon, provided that Alcon was willing to offer a high per share price. The Board then discussed how STAAR’s stockholders, including Broadwood, may view a transaction with Alcon.

The second full paragraph on page 47 of the Proxy Statement through the end of “Background of the Merger” is hereby amended and supplemented as follows:

Prior to executing the Merger Agreement, Mr. Farrell reached out to each of Party A and Party B inviting them to make a proposal for STAAR’s review. Neither responded prior to the execution of the Merger Agreement and, following the execution of the Merger Agreement, Party B sent another email expressing interest in a potential transaction with STAAR without providing any indication of its views on valuation, timing, diligence requirements, financing capability or transaction structure. Thereafter, neither Party A nor Party B sent STAAR another communication prior to the expiration of the 45-day “window shop” period, which ended on September 19, 2025.

Following the meeting of the Board on August 4, 2025, the Merger Agreement was executed on the evening of August 4, 2025. Before the opening of financial markets in New York on August 5, 2025, STAAR filed a current report on Form 8-K announcing the transaction, and the parties issued a joint press release in regards to the same.

On August 8, 2025, Alcon filed a current report on Form 6-K announcing the transaction.

Also on August 8, 2025, Broadwood filed a Schedule 13D/A with the SEC disclosing beneficial ownership of 27.3% of the outstanding STAAR common stock. Broadwood’s filing indicated it had not decided whether to vote in favor of the Merger, against the Merger, or in favor of a superior offer. Further, the Schedule 13D/A noted that Broadwood would be seeking additional documents and information relating to the process that led to the signing of the Merger Agreement to inform its voting decision and was planning to explore strategic alternatives to the Merger.

On September 2, 2025, Broadwood filed a Schedule 13D/A and issued a related press release indicating, among other things, that Broadwood intends to vote against the Merger Proposal. On September 15, 2025, Broadwood and other members of the Broadwood Group filed a preliminary proxy statement with the SEC to solicit votes of STAAR stockholders in opposition to the Board’s recommendations on the Merger Proposal and Compensation Proposal presented in this proxy statement.

On September 22, 2025, affiliates of Yunqi Capital Limited, a beneficial owner of approximately 5.1% of the outstanding shares of STAAR common stock, announced in a press release their opposition to the Merger, and it reiterated its position in a letter to STAAR stockholders dated October 7, 2025.

Also on September 22, 2025, STAAR announced in a press release that it had received no competing proposals during the 45-day “window shop” period, which ended on September 19, 2025, despite Broadwood’s active exploration of alternative buyers of STAAR during the 45-day “window shop” period.

On September 24, 2025, the Broadwood Group filed a definitive proxy statement with the SEC to solicit votes of STAAR stockholders in opposition to the Board’s recommendations on the Merger Proposal and the Compensation Proposal presented in this proxy statement.

On September 26, 2025, STAAR published an investor presentation highlighting the stockholder value presented by the Merger, and announced that Soleus Capital Master Fund, L.P. (“Soleus”), beneficial owner of approximately 6% of the outstanding shares of STAAR common stock and STAAR’s second-largest active stockholder as of the record date for the Special Meeting, stating that Soleus is supportive of, and intends to vote in favor of, the Merger Proposal absent a material change in circumstance.

On October 2, 2025, the Broadwood Group published an investor presentation highlighting the rationale for its opposition to the Board’s recommendations on the Merger Proposal and the Compensation Proposal presented in this proxy statement.

As of ~~the filing of this proxy statement~~October 13, 2025, STAAR has not received an Acquisition Proposal that the Board has determined constitutes, or could reasonably be expected to lead to, a Superior Offer.

(3) Supplements to “Opinion of STAAR’s Financial Advisor”

The section titled “—Selected Public Companies Analyses” beginning on page 55 of the Proxy Statement is hereby amended and supplemented as follows:

Citi reviewed certain publicly available financial and stock market information of STAAR ~~and the following selected companies~~ and the companies listed in the table below, which are collectively referred to as the “selected companies”~~:~~.

•	~~SI-BONE, Inc.~~

•	~~AtriCure, Inc.~~

•	~~Carl Zeiss Meditec AG~~

•	~~Tandem Diabetes Care, Inc.~~

•	~~RxSight, Inc.~~

Although none of the selected companies ~~listed above~~ is directly comparable to STAAR, the companies included were chosen because they have operations that, for purposes of Citi’s analysis and based on its experience and professional judgment, may be considered generally relevant in evaluating those of STAAR based on business sector participation, operational characteristics and financial metrics. The quantitative information used in this analysis, to the extent that it is based on market data, was based on market data as of August 1, 2025.

For each of the selected companies, and for STAAR for reference, Citi calculated and reviewed, among other information, enterprise value as a multiple of 2026 estimated revenue (such multiple, “EV / 2026E Revenue”). Financial data of the selected companies were based on Wall Street research analysts’ estimates and other publicly available information. With respect to the multiples calculated for STAAR for reference, the financial data of STAAR was based on Wall Street research analysts’ estimates, other publicly available information and information provided by STAAR management. ~~The overall low to high EV / 2026E Revenue multiples, on a fully diluted basis, observed for the selected companies were 0.7x to 3.1x (with a median of 1.9x).~~

The results of this review were as follows:

Selected Company	Enterprise Value ($ in millions)	EV / 2026E Revenue
SI-BONE, Inc.	$700	3.1x
AtriCure, Inc.	$1,742	2.9x
Carl Zeiss Meditec AG	$5,323	1.9x
Tandem Diabetes Care, Inc.	$999	0.9x
RxSight, Inc.	$96	0.7x

Based on its professional judgment and experience, and taking into consideration the observed multiples for the selected companies, Citi then applied an illustrative EV / 2026E Revenue multiple reference range of 1.9x to 3.1x to an estimate of STAAR’s 2026 revenue based on the Projections, to derive ranges of implied enterprise value for STAAR. To the range of implied enterprise values it derived for STAAR, Citi added STAAR’s net cash of $185 million as of June 27, 2025 and divided the results by the diluted common stock share count of STAAR, calculated using the treasury stock method, based on equity information as of July 30, 2025 as provided by STAAR management. This analysis indicated an approximate implied per share equity value reference range for STAAR of $16.35 to $23.80, as compared to the closing share price of the STAAR common stock as of August 1, 2025, of $17.76, and the Merger Consideration of $28.00.

The section titled “—Selected Precedent Transactions Analysis” beginning on page 56 of the Proxy Statement is hereby amended and supplemented as follows:

Using publicly available information, Citi performed a selected precedent transactions analysis of STAAR in which Citi reviewed financial data relating to the ~~following~~ seven selected transactions listed in the table below that Citi considered generally relevant for purposes of analysis, which are collectively referred to as the “selected transactions”.~~:~~

~~Announcement Date~~	~~Acquiror~~	~~Target~~
~~03/24/2025~~	~~Alcon Inc.~~	~~LENSAR, Inc.~~
~~06/18/2024~~	~~Boston Scientific Corporation~~	~~Silk Road Medical, Inc.~~
~~02/09/2023~~	~~Abbott Laboratories~~	~~Cardiovascular Systems, Inc.~~
~~01/12/2021~~	~~STERIS plc~~	~~Cantel Medical Corp.~~
~~12/18/2020~~	~~Koninklijke Philips N.V.~~	~~BioTelemetry, Inc.~~
~~11/04/2019~~	~~Stryker Corporation~~	~~Wright Medical Group N.V.~~
~~08/30/2018~~	~~Stryker Corporation~~	~~K2M Group Holdings, Inc.~~

Although none of the target companies in the selected transactions are directly comparable to STAAR and none of the selected transactions are directly comparable to the transactions contemplated by the Merger Agreement, the selected transactions were chosen because they involved businesses with financial, operational or business characteristics that, in Citi’s view, based on its professional judgment and experience, made them sufficiently comparable to STAAR and/or the transaction contemplated by the Merger Agreement or otherwise relevant for purposes of analysis.

For each of the selected transactions, Citi reviewed, among other information, enterprise value as a multiple of the applicable target company’s most recently disclosed last 12 months revenue (“LTM revenue”) as of the announcement date of the relevant transaction (such multiples, “EV / LTM Revenue” multiples). Financial data of the selected transactions were based on public filings and other publicly available information. ~~The overall low to high EV / LTM Revenue multiples observed for the selected transactions were 3.1x to 6.3x (with a median of 5.9x).~~

The results of this review were as follows:

Announcement Date	Acquiror	Target	Transaction Value ($ in billions)	EV / LTM Revenue
03/24/2025	Alcon Inc.	LENSAR, Inc.	$0.3	6.2x
06/18/2024	Boston Scientific Corporation	Silk Road Medical, Inc.	$1.2	6.3x
02/09/2023	Abbott Laboratories	Cardiovascular Systems, Inc.	$0.7	3.1x
01/12/2021	STERIS plc	Cantel Medical Corp.	$4.6	4.4x
12/18/2020	Koninklijke Philips N.V.	BioTelemetry, Inc.	$2.7	6.2x
11/04/2019	Stryker Corporation	Wright Medical Group N.V.	$5.4	5.9x
08/30/2018	Stryker Corporation	K2M Group Holdings, Inc.	$1.4	5.1x

Based on its professional judgment and experience and taking into consideration the observed multiples for the selected transactions, Citi then applied an illustrative EV / LTM Revenue multiple reference range of 3.1x to 6.3x to the LTM revenue of STAAR as of June 27, 2025, to derive ranges of implied enterprise value for STAAR. To the range of implied enterprise values it derived for STAAR, Citi added STAAR’s net cash of $185 million as of June 27, 2025 and divided the results by the diluted common stock share count of STAAR calculated using the treasury stock method, based on equity information as of July 30, 2025 as provided by STAAR management. This analysis indicated an approximate implied per share equity value reference range for STAAR of $17.15 to $30.80, as compared to the closing share price of the STAAR common stock as of August 1, 2025, of $17.76, and the Merger Consideration of $28.00.

The section titled “—Discounted Cash Flow Analysis” on page 57 of the Proxy Statement is hereby amended and supplemented as follows:

Citi conducted a discounted cash flow analysis of STAAR using the Projections for the purpose of determining an implied fully diluted equity value per share for STAAR’s common stock. Based on the Projections, Citi calculated the estimated present value of unlevered free cash flows that STAAR was forecasted to generate during the fiscal years ending December 31, 2025 through December 31, 2030. Citi calculated a range of illustrative terminal values for STAAR as of December 31, 2030 by applying a selected range of revenue exit multiples of 2.5x to 6.5x, selected based on Citi’s professional judgement, to an estimate of STAAR revenue in the terminal year based on the Projections. The unlevered free cash flows and the range of terminal values were then discounted to present values, as of June 27, 2025, using mid-year discounting convention and discount rates ranging from 13.4% to 14.6%, derived from a weighted average cost of capital calculation, to derive ranges of implied enterprise value for STAAR. To the range of implied enterprise values it derived for STAAR, Citi added STAAR’s net cash of $185 million as of June 27, 2025, and added a range of present values of STAAR’s tax benefits from Federal net operating losses carry forwards of approximately $29 million and divided the results by the diluted common stock share count of STAAR calculated using the treasury stock method, based on equity information as of July 30, 2025 as provided by STAAR management. The range of present values of STAAR’s tax benefits from Federal net operating losses carry forwards was calculated by discounting to present values, as of June 27, 2025, estimates of STAAR’s tax benefits from Federal net operating losses carry forwards, as provided in the Projections, using mid-year discounting convention and discount rates ranging from 13.4% to 14.6%. This analysis indicated an approximate implied per share equity value reference range for STAAR of $17.70 to $37.50, as compared to the closing share price of the STAAR common stock as of August 1, 2025, of $17.76, and the Merger Consideration of $28.00.

The section titled “—Discounted Equity Research Analyst Price Targets” on page 57 of the Proxy Statement is hereby amended and supplemented as follows:

Citi reviewed the most recent publicly available research analysts’ one-year forward price targets for STAAR common stock prepared and published by ~~selected~~ ten research analysts. Citi noted that as of August 1, 2025, such price targets ranged from $13.00 to $27.00 for STAAR common stock with a median price target of $19.00. Citi also noted that these ranges of price targets, discounted one year at an estimated 14.0%, reflecting a mid-point estimate of STAAR’s cost of equity, was $11.75 to $24.40 for STAAR common stock, as compared to the closing share price of the STAAR common stock as of August 1, 2025, of $17.76, and the Merger Consideration of $28.00.

The first sentence of the section titled “—Premia Paid” on page 58 of the Proxy Statement is hereby supplemented as follows:

Citi calculated, using publicly available information, the median one-day unaffected stock price premia paid for 24 acquisition transactions of selected U.S. target public companies announced since January 1, 2015 involving 100% cash consideration with a transaction value over $500 million that Citi deemed appropriate in its professional judgment, which indicated a median one-day unaffected stock price premium of 26%.

* * * * *

Additional Information About the Merger and Where to Find It

This communication relates to the proposed transaction involving STAAR. In connection with the proposed transaction, STAAR has filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including STAAR’s definitive proxy statement on Schedule 14A (the “Proxy Statement”), on September 16, 2025. The Proxy Statement was first sent to STAAR stockholders on September 16, 2025. This communication is not a substitute for the Proxy Statement or any other document that STAAR may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF STAAR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY

BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting STAAR’s investor relations website, https://investors.staar.com.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

Under SEC rules, STAAR and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of STAAR’s common stock in connection with the proposed transaction. Information about the directors and executive officers of STAAR and their ownership of STAAR’s common stock is set forth in the Proxy Statement, the definitive proxy statement for STAAR’s 2025 Annual Meeting of Stockholders (the “Annual Proxy Statement”), which was filed with the SEC on April 24, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000718937/000095017025058174/staa-20250424.htm), including the sections captioned “Compensation of Directors,” “Information Regarding Executive Officers” and “Security Ownership of Principal Shareholders and Management,” or its Annual Report on Form 10-K for the year ended December 27, 2024, which was filed with the SEC on February 21, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000718937/000095017025024813/staa-20241227.htm), and in other documents filed by STAAR with the SEC. To the extent holdings of such participants in STAAR’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC by STAAR’s directors and executive officers. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements

The information covered by this communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. All statements in this communication that are not statements of historical fact are forward-looking statements. These forward-looking statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Alcon merger agreement or could cause the consummation of the proposed transaction to be delayed or to fail to occur; (2) the failure to obtain approval of the proposed transaction from STAAR’s stockholders; (3) the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; (4) risks related to disruption of management’s attention from STAAR’s ongoing business operations due to the proposed transaction; (5) the effect of the announcement of the proposed transaction on the ability of STAAR to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (6) the ability of STAAR to meet expectations regarding the timing and completion of the transaction; (7) the outcome of any legal proceedings that may be instituted against STAAR related to the proposed transaction; (8) the possibility that STAAR’s stock price may decline significantly if the proposed transaction is not consummated; and (9) other important factors set forth in the Proxy Statement under the caption “Risk Factors” and STAAR’s Annual Report on Form 10-K for the year ended December 27, 2024 under the caption “Risk Factors,” as any such factors may be updated from time to time in STAAR’s other filings with the SEC.

Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, STAAR undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

Date: October 14, 2025	By:	/s/ Stephen C. Farrell
	Name:	Stephen C. Farrell
	Title:	Chief Executive Officer